UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2013

Comcast Corporation

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-32871	27-0000798
(Commission File Number)	(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA	19103-2838
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As described in our Form 8-K filed on March 27, 2013, NBCUniversal Media, LLC entered into a series of agreements and supplemental indentures to become part of our existing cross-guarantee structure. We anticipate filing a Registration Statement on Form S-3 that will reflect the addition of NBCUniversal Media, LLC as a subsidiary guarantor of Comcast Corporation debt securities. In connection with that Registration Statement, we are filing this Form 8-K to update the supplemental guarantor financial information included in Note 22 to the Financial Statements and Supplementary Data set forth in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2012. Other than the updated information reflected in Note 22, no other changes have been made to the consolidated financial statements previously included in our Annual Report on Form 10-K for the year ended December 31, 2012. The supplemental guarantor financial information included in our Condensed Consolidating Financial Information footnote to the Financial Statements set forth in Item 1 of our Quarterly Reports on Form 10-Q for the periods ended March 31, 2013 and June 30, 2013 already reflects the addition of NBCUniversal Media, LLC as a subsidiary guarantor of Comcast Corporation debt securities.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

23.1	Consent of Deloitte & Touche LLP.

99.1	Updates to Item 8. Financial Statements and Supplementary Data of Comcast Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

101	The following financial statements from Comcast Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012, formatted in XBRL (eXtensible Business Reporting Language): (i) the Consolidated Balance Sheet; (ii) the Consolidated Statement of Income; (iii) the Consolidated Statement of Comprehensive Income; (iv) the Consolidated Statement of Cash Flows; (v) the Consolidated Statement of Changes in Equity; and (vi) the Notes to Consolidated Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	September 18, 2013	By:	/s/ Lawrence J. Salva
Lawrence J. Salva
Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

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